EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended December 4, 2015

Current Month				Rolling Performance				Rolling Risk Metrics* (January 2011 – December 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-5.2%	-4.9%	-11.6%	-11.6%	-3.2%	-5.8%	0.3%	-5.8%	10.1%	-28.6%	-0.5	-0.7
B**	-5.2%	-4.9%	-12.2%	-12.2%	-3.8%	-6.4%	-0.3%	-6.4%	10.1%	-30.1%	-0.6	-0.8
Legacy 1***	-5.2%	-4.8%	-9.8%	-9.8%	-1.3%	-3.8%	N/A	-3.8%	10.0%	-23.7%	-0.3	-0.5
Legacy 2***	-5.2%	-4.8%	-10.0%	-10.0%	-1.4%	-4.1%	N/A	-4.1%	10.0%	-24.4%	-0.4	-0.5
Global 1***	-5.2%	-4.9%	-9.9%	-9.9%	-0.9%	-3.5%	N/A	-3.5%	9.9%	-21.9%	-0.3	-0.5
Global 2***	-5.3%	-4.9%	-10.1%	-10.1%	-1.1%	-3.7%	N/A	-3.7%	9.9%	-22.4%	-0.3	-0.5
Global 3***	-5.3%	-4.9%	-11.5%	-11.5%	-2.7%	-5.3%	N/A	-5.3%	9.9%	-26.2%	-0.5	-0.7

S&P 500 Total Return Index****	0.1%	0.6%	3.6%	3.6%	16.0%	13.1%	7.5%	13.1%	11.6%	-16.3%	1.1	1.9
Barclays Capital U.S. Long Gov Index****	-0.1%	-0.3%	-1.4%	-1.4%	2.5%	7.6%	6.6%	7.6%	11.4%	-15.5%	0.7	1.2
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	32%					32%
Energy	11%	Short	Crude Oil	2.9%	Short	11%	Short	Crude Oil	2.9%	Short
			Natural Gas	2.5%	Short			Natural Gas	2.5%	Short
Grains/Foods	8%	Short	Corn	1.4%	Short	8%	Short	Corn	1.4%	Short
			Soybean Meal	0.9%	Short			Soybean Meal	1.0%	Short
Metals	13%	Short	Gold	3.6%	Short	13%	Short	Gold	3.6%	Short
			Copper	2.9%	Short			Copper	3.0%	Short
FINANCIALS	68%					68%
Currencies	24%	Long $	Euro	5.1%	Short	24%	Long $	Euro	5.1%	Short
			Japanese Yen	3.8%	Short			Japanese Yen	3.8%	Short
Equities	25%	Long	S&P 500	4.4%	Long	25%	Long	S&P 500	4.5%	Long
			Nasdaq	2.8%	Long			Nasdaq	2.8%	Long
Fixed Income	19%	Long	Bunds	2.1%	Long	19%	Long	Bunds	2.2%	Long
			Bobl	1.6%	Long			Bobl	1.7%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets declined after U.S. government data revealed a 10th straight weekly climb in crude oil supplies.  Natural gas and heating oil markets also declined as forecasts for warmer than normal temperatures reduced demand.

Grains/Foods
Corn and wheat markets rose as a weaker U.S. dollar made grains more attractive to foreign buyers.  Corn markets were also driven higher after the USDA reported higher demand.  The USDA also reported positive consumption data for soybeans and increased prices.  Sugar markets increased as excessive rains in Brazil, coupled with dryness in India and Thailand, weighed on supply forecasts.

Metals
Precious metals finished higher on a weaker U.S. dollar and on speculation for a slow and gradual interest rate normalization schedule by the FOMC. Base metals finished higher and were driven by speculation for production cuts and for stronger demand.

Currencies
The U.S. dollar weakened against global counterparts due to a combination of weak manufacturing data, which fueled concerns over the health of the U.S. economy, and beliefs interest rates will increase at a very slow pace.  The euro strengthened after the European Central Bank announced a much less accommodative policy than the markets originally expected.  The Australian dollar strengthened on strong GDP data which led the Reserve Bank of Australia to keep interest rates unchanged.  The New Zealand dollar strengthened because of continued rising dairy prices.

Equities
European equity markets declined after Mario Draghi, President of the European Central Bank, announced the quantitative easing program is to remain unchanged, which was more hawkish than expected.  The same news drove the Nikkei 225 Index lower.

Fixed Income
U.S. Treasury markets moved lower on increasing expectations of an interest rate hike later this month.  Additionally, German and U.K. markets moved lower on the disappointing stimulus package from the European Central Bank.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.